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[COOPERS & LYBRAND LETTERHEAD APPEARS HERE]




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Corporate Express, Inc. on Form S-8 (the "Registration Statement") of our report dated April 18, 1997 on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 1, 1997 and March 2, 1996, and for the years ended March 1, 1997, March 2, 1996 and February 25, 1995.



/s/ Coopers & Lybrand L.L.P.
Denver, Colorado
September 5, 1997